Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 11, 1998 included in The Estee Lauder Companies Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and to all references to our firm included in this registration statement.


                                                      /s/ Arthur Andersen LLP


New York, New York
November 5, 1998